EXHIBIT 5.1

                        [Letterhead of C. R. Bard, Inc.]



                                         June 13, 1996



C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey  07974

Dear Sirs:

          I am Vice President and General Counsel of C. R. Bard, Inc., a New Jersey corporation (the "Company"). This opinion is being delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale of debt securities of the Company (the "Debt Securities"), which are to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for a maximum aggregate offering price not to exceed $200,000,000.

          I have examined (i) the Restated Certificate of Incorporation and By-laws of the Company and (ii) the form of indenture to be executed by the Company and The Chase Manhattan Bank, N.A., as trustee, with respect to the Debt Securities (the "Indenture"). In addition, I have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, I have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities; (ii) all Debt Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (iv) any securities of the Company issuable upon conversion, exchange or exercise of any Debt Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

          Based upon and subject to the foregoing, I am of the opinion that, when (i) the Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company (the "Board") or a committee of the Board or an officer of the Company acting pursuant to duly delegated authority has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive agency, purchase, underwriting or similar agreement approved by, or pursuant to authority duly delegated by, the Board upon payment of the consideration therefor provided for therein, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey and the federal law of the United States.

          This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without my prior written consent; provided, however, that I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and in the Prospectus forming a part of the Registration Statement.

          This opinion (including the consent set forth in the preceding paragraph) applies to any Debt Securities registered pursuant to Rule 462(b) under the Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Debt Securities.


                                            Very truly yours,

                                            /s/ Richard A. Flink

                                            Richard A. Flink,
                                            Vice President and
                                            General Counsel